                                                                    Exhibit 12.1
                                                                        11/21/94
                             GEORGIA POWER COMPANY
           Computation of ratio of earnings to fixed charges for the
                    the five years ended December 31, 1993
                 and the twelve months ended October 31, 1994


                                                                                                                       Twelve
                                                                                                                       Months
                                                                       Year ended December 31,                          Ended
                                               ----------------------------------------------------------------       October 31,
                                                    1989          1990         1991          1992          1993         1994
                                                    ----          ----         ----          ----          ----         ----
                                               -----------------------------------------Thousands of Dollars------------------
EARNINGS AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Income Before Interest Charges              $    981,336   $  772,164   $ 1,009,019   $ 1,004,886   $ 1,034,795  $  923,721
      Federal and state income taxes                 82,992       99,476       315,507       165,667       266,771     308,233
      Deferred income taxes, net                    184,465       89,075        52,941       194,748       168,372      93,244
      Deferred investment tax credits                (8,017)         (52)       (9,524)       (5,704)      (18,274)     (4,568)
      AFUDC - Debt funds                             34,421        9,559        10,584         8,459         8,294      11,686
                                               ------------   ----------   -----------   -----------   -----------  ----------
         Earnings as defined                   $  1,275,197   $  970,222   $ 1,378,527   $ 1,368,056   $ 1,459,958  $1,332,316
                                               ============   ==========   ===========   ===========   ===========  ==========


FIXED CHARGES AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Interest on long-term debt                  $    479,537   $  483,975   $   462,415   $   404,854   $   345,552   $ 317,967
   Interest on interim obligations                    1,059        8,512         4,906         9,694        15,530      15,830
   Amort of debt disc, premium and expense, net       5,414        5,644         5,784         7,891        14,087      15,626
   Other interest charges                             8,869        9,404         9,941        12,426        47,393      24,536
                                               ------------   ----------   -----------   -----------   -----------  ----------
         Fixed charges as defined              $    494,879   $  507,535   $   483,046   $   434,865   $   422,562   $ 373,959
                                               ============   ==========   ===========   ===========   ===========  ==========


RATIO OF EARNINGS TO FIXED CHARGES                     2.58         1.91          2.85          3.15          3.46        3.56
                                               ============   ==========   ===========   ===========   ===========  ==========



Note: The above figures have been adjusted to give effect to Georgia Power Company's 50% ownership of Southern Electric Generating Company.

                                                                    Exhibit 12.1
                                                                        11/21/94
                            GEORGIA POWER COMPANY
       Computation of ratio of earnings to fixed charges plus preferred dividend requirements for the five years ended December 31, 1993 and the twelve months ended October 31, 1994

                                                                                                                       Twelve
                                                                                                                       Months
                                                                       Year ended December 31,                          Ended
                                               -------------------------------------------------------------------    October 31,
                                                    1989          1990         1991          1992          1993         1994
                                                    ----          ----         ----          ----          ----         ----
                                               ----------------------------Thousands of Dollars-------------------------------
EARNINGS AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Income Before Interest Charges              $    981,336   $  772,164   $ 1,009,019   $ 1,004,886   $ 1,034,795  $  923,721
      Federal and state income taxes                 82,992       99,476       315,507       165,667       266,771     308,233
      Deferred income taxes, net                    184,465       89,075        52,941       194,748       168,372      93,244
      Deferred investment tax credits                (8,017)         (52)       (9,524)       (5,704)      (18,274)     (4,568)
      AFUDC - Debt funds                             34,421        9,559        10,584         8,459         8,294      11,686
                                               ------------   ----------   -----------   -----------   -----------  ----------
         Earnings as defined                   $  1,275,197   $  970,222   $ 1,378,527   $ 1,368,056   $ 1,459,958  $1,332,316
                                               ============   ==========   ===========   ===========   ===========  ==========

FIXED CHARGES AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Interest on long-term debt                  $    479,537   $  483,975   $   462,415   $   404,854   $   345,552   $ 317,967
   Interest on interim obligations                    1,059        8,512         4,906         9,694        15,530      15,830
   Amort of debt disc, premium and expense, net       5,414        5,644         5,784         7,891        14,087      15,626
   Other interest charges                             8,869        9,404         9,941        12,426        47,393      24,536
                                               ------------   ----------   -----------   -----------   -----------  ----------
         Fixed charges as defined                   494,879      507,535       483,046       434,865       422,562     373,959
Tax deductible preferred dividends                    1,805        1,805         1,804         1,804         1,753       1,753
                                               ------------   ----------   -----------   -----------   -----------  ----------
                                                    496,684      509,340       484,850       436,669       424,315     375,712
                                               ------------   ----------   -----------   -----------   -----------  ----------
Non-tax deductible preferred dividends               69,974       64,318        59,897        56,138        48,921      46,274
Ratio of net income before taxes to
  net income                                   x      1.498   x    1.687   x     1.669   x     1.613   x     1.672   x   1.707
                                               ------------   ----------   -----------   -----------   -----------  ----------
Pref dividend requirements before income
  taxes                                             104,821      108,504        99,968        90,551        81,796      78,990
                                               ------------   ----------   -----------   -----------   -----------  ----------
Fixed charges plus pref dividend
  requirements                                 $    601,505   $  617,844   $   584,818   $   527,220   $   506,111   $ 454,702
                                               ============   ==========   ===========   ===========   ===========  ==========
RATIO OF EARNINGS TO FIXED CHARGES PLUS
   PREFERRED DIVIDEND REQUIREMENTS                     2.12         1.57          2.36          2.59          2.88        2.93
                                               ============   ==========   ===========   ===========   ===========  ==========


Note: The above figures have been adjusted to give effect to Georgia Power Company's 50% ownership of Southern Electric Generating Company.